EXHIBIT 99.2

                     DATA SYSTEMS & SOFTWARE INC. ANNOUNCES
                          NASDAQ LISTING PANEL DECISION

MAHWAH, N.J., July 26, 2004 /PRNewswire-FirstCall/ Data Systems & Software Inc. (Nasdaq: DSSIC) today announced that the Nasdaq Listing Panel had issued a decision regarding the Company's plans for compliance with the $2.5 million minimum shareholders equity requirement for continued listing on The Nasdaq SmallCap Market. Pursuant to the Panel's decision, the Company's Common Stock will continue to be listed on The Nasdaq SmallCap Market based upon an exception to Nasdaq's Marketplace Rules, subject to the Company fulfilling the conditions in the decision.

Due to the continued listing of the Company's Common Stock pursuant to an exception from the Nasdaq Marketplace Rules, effective with the commencement of business on Monday, July 26, 2004, the trading symbol for the Company's Common Stock was changed to "DSSIC". The character "C" will be removed from the Company's symbol and the symbol will revert to "DSSI" upon confirmation to Nasdaq that the Company has complied with the terms of the exception and with all other criteria necessary for continued listing of the Company's Common Stock on The Nasdaq SmallCap Market.

As previously announced, in May 2004 the Company was notified by Nasdaq that its shareholders equity as reported in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 was $2.44 million, marginally below the $2.5 million minimum shareholders equity requirement for continued listing on the Nasdaq SmallCap Market. At that time, the Company presented to the Listing Panel its plan for short-term compliance with the $2.5 million requirement, which called for the Company to evidence compliance in its quarterly report for the second quarter of 2004. The Company's long-term plan for compliance was based upon completion of the transaction contemplated by the agreement in principle dated April 19, 2004 between the Company and Kardan Communications Ltd.

In its decision, the Listing Panel determined to continue the listing of the Company's Common Stock conditional upon the Company evidencing compliance with the $2.5 million shareholders equity requirement in its quarterly report for the fiscal quarter ended June 30, 2004 to be filed on or before August 16, 2004. The Listing Panel decision also conditioned the continued listing of the Company's Common Stock upon the Company's timely filing of all required reports with the SEC for all reporting periods through the filing of the Form 10-K for the year ending December 31, 2004.

While  the  Company  believes  that it will  meet  the  Panel's  conditions  for short-term compliance, the Company has not yet completed its financial statements for the period ended June 30, 2004 and therefore does not yet have sufficient information to determine if it met the minimum shareholders equity requirement as of that date. With respect to the Company's plan for long-term compliance, as separately announced, the Company was informed today by Kardan that Kardan does not intend to proceed with the transaction contemplated under the Company's agreement with Kardan. The Company is exploring alternatives for long-term compliance with the minimum shareholders equity requirement and all other maintenance requirements of The Nasdaq SmallCap Market.


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ABOUT DATA SYSTEMS & SOFTWARE INC.

Data Systems & Software Inc. is a provider of software consulting and development services and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge Inc. affiliate, the Company provides energy intelligence solutions to utilities.

For more information, contact:
George Morgenstern, CEO, (201) 529-2026, ir@dssiinc.com.

This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. There is no assurance that (i) the Company has achieved the results and financial condition for and as of the end of the second quarter of 2004 which are necessary to evidence compliance in the Company's Form 10-Q for the second quarter of 2004 with the $2.5 million minimum shareholders equity requirement as required by the Listing Panel, (ii) the interim financial statements for second quarter of 2004 and the review of such statements by the Company's independent auditors will be completed on or before August 16, 2004, and (iii) the Company will achieve and maintain compliance with the conditions in the Listing Panel's decision and the maintenance standards of The Nasdaq SmallCap Market. If the Company is not able to achieve and maintain compliance with the minimum shareholders equity requirement and the other conditions for continued listing, the Company's Common Stock will be subject to being delisted from Nasdaq. A discussion of risks and uncertainties which may affect the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.